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EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned's name as a director of Mercantile Bankshares Corporation (the "Company"), the Registration Statement of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of the Company's 4.625% Subordinated Notes due 2013, and any and all amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/s/ EDWARD J. KELLY, III               Director         May 14, 2003
--------------------------------
Edward J. Kelly, III


--------------------------------
Cynthia A. Archer                      Director         May __, 2003


/s/ RICHARD O. BERNDT
--------------------------------
Richard O. Berndt                      Director         May 13, 2003



/s/ WILLIAM R. BRODY                   Director         May 12, 2003
------------------------------
Wiliam R. Brody

/s/ EDDIE C. BROWN                     Director         May 12, 2003
-------------------------------
Eddie C. Brown

/s/ GEORGE L. BUNTING, JR.             Director         May 14, 2003
-----------------------------
George L. Bunting, Jr.

/s/ ANTHONY W. DEERING                 Director         May 14, 2003
----------------------------
Anthony W. Deering

/s/ DARRELL D. FRIEDMAN                Director         May 12, 2003
----------------------------
Darrell D. Friedman

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/s/ FREEMAN A. HRABOWSKI               Director         May 11, 2003
--------------------------
Freeman A. Hrabowski

/s/ ROBERT A. KINSLEY                  Director         May 12, 2003
------------------------------
Robert A. Kinsley

/s/ WALLACE MATHAI-DAVIS               Director         May 14, 2003
---------------------------
Wallace Mathai-Davis

/s/ MORTON B. PLANT                    Director         May 12, 2003
------------------------------
Morton B. Plant

/s/ CHRISTIAN H. POINDEXTER            Director         May 12, 2003
----------------------------
Christian H. Poindexter

/s/  CLAYTON S. ROSE                   Director         May 13, 2003
--------------------------------
Clayton S. Rose

/s/ JAMES L. SHEA                      Director         May 14, 2003
---------------------------------
James L. Shea

/s/ DONALD J. SHEPARD                  Director         May 14, 2003
-----------------------------
Donald J. Shepard

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